Atlas Announces Exercise of Underwriters Option in US IPO

Chicago, Illinois - March 14, 2013 - Atlas Financial Holdings, Inc. (TSX.V: AFH; NASDAQ: AFH) (“Atlas” or the “Company”) today announced that the underwriters of the Company's recently completed initial public offering have purchased an additional 451,500 ordinary shares from the Company, pursuant to their over-allotment option, at the initial public offering price of $5.85 per share, less underwriting discounts and commissions.

Sandler O'Neill + Partners, L.P. acted as the book-running manager for the offering. Sterne, Agee & Leach, Inc., EarlyBirdCapital, Inc. and Sidoti & Company LLC acted as co-managers for the offering in the United States. Canaccord Genuity Corp. acted as lead underwriter in connection with the offering in Canada.

Atlas filed a registration statement on Form S-1 (File No. 333-183276), including a prospectus, with the SEC for the offering, which was declared effective by the SEC on February 11, 2013. The offering was also made in Canada pursuant to a short form prospectus filed in the provinces of Ontario, Alberta and British Columbia. Prospective investors should read the prospectus in the registration statement and other documents that the Company has filed for more complete information about the Company and the offering. Investors may obtain these documents without charge by visiting EDGAR on the SEC or SEDAR websites at www.sec.gov and www.sedar.com, respectively. Alternatively, copies of the U.S. written prospectus may be obtained from Sandler O'Neill + Partners, 1251 Avenue of The Americas, 6th Floor, New York, NY 10020, (866) 805-4128, and copies of the Canadian short form prospectus may be obtained from Canaccord Genuity Corp., 161 Bay Street, 30th Floor, Toronto, Ontario, Canada, M5J 2S1.

The offering was made only by means of a written prospectus forming a part of the effective registration statement.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Atlas Financial Holdings, Inc.

The primary business of Atlas is commercial automobile insurance in the United States, with a niche market orientation and focus on insurance for the "light" commercial automobile sector including taxi cabs, non-emergency paratransit, limousine/livery and business auto. The business of Atlas is carried on through its insurance subsidiaries American Country Insurance Company, American Service Insurance Company, Inc. and Gateway Insurance Company. Atlas' insurance subsidiaries have decades of experience with a commitment to being an industry leader in these specialized areas of insurance.

Forward-looking Statements
This release includes forward-looking statements regarding Atlas and its insurance subsidiaries and businesses. Such statements are based on the current expectations of the management of each entity. The words "anticipate", "expect", "believe", "may", "should", "estimate", "project", "outlook", "forecast" or similar words are used to identify such forward looking information. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company and its subsidiaries, including risks regarding the insurance industry, economic factors and the equity markets generally and the risk factors discussed in the "Risk Factors" section of the Company's registration statement on Form S-1 and the Canadian short form prospectus. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Atlas and its subsidiaries undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:
At the Company                                Investor Relations
Atlas Financial Holdings, Inc.                         The Equity Group Inc.
Scott Wollney, CEO                            Adam Prior, Vice President
Phone: 847-700-8600                                   212-836-9606
swollney@atlas-fin.com                            aprior@equityny.com

Terry Downs, AE
212-836-9615
tdowns@equityny.com